Exhibit 5.1

December 13, 2024

PodcastOne, Inc.
345 North Maple Drive, Suite 295

Beverly Hills, CA 90210

Re:	PodcastOne, Inc.’s Registration Statement on Form S-3 (File No. 333-________)

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (File No. 333-________) (the “Registration Statement”) filed by PodcastOne, Inc., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 415 under the Securities Act, with respect to the resale by certain of the Company’s securityholders (the “Selling Stockholders”), as set forth in the Registration Statement, of (i) warrants to purchase up to an aggregate of 2,014,001 shares of the Company’s common stock, $0.00001 par value per share (the “common stock”), exercisable at a price of $3.00 per share (subject to adjustment as provided therein) (the “Warrants”), and (ii) up to 2,014,001 shares of common stock issuable upon the exercise of the Warrants (the “Warrant Shares” and together with the Warrants, the “Securities”), issued to the Selling Stockholders pursuant to the Subscription Agreements entered into by the Company with each of the Selling Stockholders on July 15, 2022. This opinion is being rendered in connection with the filing of the Registration Statement with the SEC.

In connection with this opinion, we have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced, certified or photostatic copies and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company. For purposes of the opinion set forth below, we have assumed that before the Warrant Shares are issued the Company does not issue shares of common stock or reduce the total number of shares of common stock the Company is authorized to issue under its Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), such that the number of unissued shares of Common Stock authorized under the Certificate of Incorporation is less than the number of Warrant Shares. With respect to the Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company, adjustments to outstanding securities of the Company or other matters cause the Warrants to be exercisable for more shares of common stock than the number available for issuance by the Company. Further, we have assumed that the exercise price of the Warrants will not be adjusted to an amount below the par value per share of the common stock.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that (i) the Warrants are valid and binding obligations of the Company enforceable against the Company in accordance with their terms, and (ii) the Warrant Shares have been duly authorized by the Company and when paid for upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware (the “Covered Law”). We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state antifraud law, rule or regulation relating to securities or to the sale or issuance thereof. Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences, and equitable subordination; and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). We do not express any opinion with respect to the law of any jurisdiction other than Covered Law or as to the effect of any such non-Covered Law on the opinions herein.

In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Covered Law. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. It is understood that this opinion is to be used only in connection with the offer, sale, and issuance of the Securities while the Registration Statement is in effect.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is expressed as of the date hereof unless otherwise expressly stated and is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Sincerely yours,

/s/ Foley Shechter Ablovatskiy LLP